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Exhibit 21



                    THE WALT DISNEY COMPANY AND SUBSIDIARIES



Name of subsidiary                                               State of Incorporation
---------------------------------------------         -----------------------------------------
ABC Holding Company, Inc.                                               Delaware
ABC, Inc.                                                               New York
American Broadcasting Companies, Inc.                                   Delaware
Buena Vista Home Entertainment, Inc.                                    California
Disney Enterprises, Inc.                                                Delaware
ESPN, Inc.                                                              Delaware
Walt Disney World Co.                                                   Florida